Filed Pursuant to Rule 424(b)(3)
File No. 333-136277

PROSPECTUS SUPPLEMENT NO. 11
TO PROSPECTUS DATED FEBRUARY 14, 2011
ZIM CORPORATION

This Prospectus Supplement No. 11 supplements and amends our Prospectus dated July 11, 2008, as amended and supplemented.  This Prospectus Supplement No. 11 includes our attached Form 6K for the month of February 2011 as filed with the Securities and Exchange Commission on February 14, 2011.

Any statement contained in the Prospectus and any prospectus supplements filed prior to the date hereof shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement No. 11 modifies or supersedes such statement. Any statement that is modified or superseded shall not be deemed to constitute a part of the Prospectus except as modified or superseded by this Prospectus Supplement No. 11.

This Prospectus Supplement No. 11 should be read in conjunction with the Prospectus, and any prospectus supplements filed prior to the date hereof.

The date of this Prospectus Supplement No. 11 is February 14, 2011.